Exhibit 99.1

Execution Version

Contribution Agreement

TMC Realty, L.L.C. and 8831-8833 Sunset, LLC
collectively, Contributor

and

Match Group, Inc.
Recipient

Property

8800 and 8833 West Sunset Boulevard
West Hollywood, CA 90069

_________________________________________________

Date: December 19, 2019

i

Exhibit A – Land

Exhibit B – Leases

Exhibit C-1 – Pro-Forma for 8800 West Sunset Boulevard

Exhibit C-2 – Pro-Forma for 8833 West Sunset Boulevard

Exhibit D – List of Vendors for the Service Contracts

Schedule 1 – Grant Deed

Schedule 2 – Assignment and Assumption Agreement - Leases, Service Contracts, Permits, Records, Warranties and Intangibles

Schedule 3 – “Foreign Person” Affidavit

Schedule 4 – Notice to Tenants

Schedule 5 – Certificate of Transfer

Schedule 6 – Amendment to Expedia, Inc. Lease.

Schedule 7 – Lease to IAC Holdings, Inc.

Schedule 8 – Right of First Offer Agreement

Schedule 9 - Owner’s Affidavit and Gap Indemnity

ii

Contribution Agreement

1.                  Basic Terms and Definitions

1.1	Date of this Agreement. December 19, 2019.

1.2	Contributor. TMC Realty, L.L.C. and 8831-8833 Sunset, LLC (each a “Contributor” and collectively, “Contributor”).

1.3	Recipient. Match Group, Inc.

1.4	Land. The land described on Exhibit A to this Agreement.

1.5	Consideration. $120,000,000.00, allocated as provided in Section 3.1 of this Agreement.

1.6	Title Company. First American Title Insurance Company.

1.7	Closing Date. January 31, 2020.

1.8	Closing Location. The office of the Title Company by all deliveries in escrow prior to the Closing Date pursuant to a closing instruction letter signed by Contributor and Recipient.

1.9	Broker. None.

1.10	Guarantor. IAC Holdings, Inc.

1.11	Notice Addresses.

(a)	Contributor. 555 West 18th Street, New York, NY 10011, attention: General Counsel; and if by e-mail, to Gregg Winiarski.

(b)	Recipient. 8750 N. Central Expressway, Suite 1400, Dallas, TX 75231; attention: General Counsel; and if by e-mail, to.

with a copy to: Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022, attention: Nicole Levin Mesard; and if by e-mail, to nlmesard@debevoise.com.

(c)	Title Company. 666 Third Avenue, 5th Floor, New York, NY 10017.

1.12	Certain Other Defined Terms.

(a)	Average Closing Stock Price. Section 3.1.2

(b)	Claims. Section 9.5

(c)	Closing. Section 6.1

(d)	Contributor Group. Section 9.5

(e)	Development Rights. Section 2.1

(f)	Equipment. Section 2.1

(g)	Express Representations. Section 8.1

(h)	Hazardous Substances. Section 8.1.9

(i)	Improvements. Section 2.1

(j)	Information. Section 15.7

(k)	Intangibles. Section 2.1

(l)	Lists. Section 8.1.13

(m)	Material Damage. Section 10.1

(n)	Natural Hazard Expert. Section 9.6

(o)	OFAC. Section 8.1.13

(p)	Order. Section 8.1.13

(q)	Permits. Section 8.1.7

(r)	Permitted Encumbrances. Section 5.1

(s)	Phase I Reports. Section 6.2.4

(t)	Property. Section 2.1

(u)	Records. Section 2.1

(v)	Rents. Section 4.1

(w)	Securities Act. Section 8.1.16

(x)	Shares of Common Stock. Section 3.1.1

(y)	Survival Period. Section 8.3

(z)	Title Objection. Section 5.2

(aa)	Title Pro-Formas. Section 5.1

(bb)	Trading Day. Section 3.1.2

(cc)	Warranties. Section 2.1

2.                  The Property.

2.1              The Property. Contributor shall contribute and assign to Recipient, and Recipient shall acknowledge, accept and receive from Contributor, the following (collectively, the “Property”): (a) the Land; (b) the buildings and improvements on the Land (collectively, the “Improvements”); and (c) Contributor’s right, title and interest, if any, in and to (i) any land lying in the bed of any street, opened or proposed, adjoining the Land, to the center line thereof, (ii) any unpaid condemnation award with respect to the Land or the Improvements by reason of the change of grade of any street, (iii) any strips or gores adjoining the Land, (iv) any rights relating to the Land or the Improvements, (v) the Leases, (vi) the Service Contracts, (vii) the Permits, (viii) the fixtures, equipment and personal property used in connection with the Land or the Improvements (the “Equipment”), but not Contributor’s artwork and other decorative items, (ix) the plans, specifications, architectural and engineering drawings, surveys, soil, environmental and other studies, operating manuals, data and records relating to the Land, the Improvements or the Equipment (the “Records”), (x) the warranties or guaranties relating to the Land, the Improvements or the Equipment (the “Warranties”), (xi) the tradenames, trademarks, servicemarks, logos, copyrights, good will and other intangibles relating to the Land, the Improvements or the Equipment (the “Intangibles”), but not the name “IAC” or any variation of it and (xii) any air rights and development rights relating to the Land or the Improvements (the “Development Rights”). The Land and Improvements at 8800 West Sunset Boulevard are collectively called the “8800 Land and Improvements” and the Land and the Improvements at 8833 West Sunset Boulevard are collectively called the “8833 Land and Improvements.”

3.                  Consideration.

3.1              Payment.

3.1.1        In exchange for the contribution and assignment of the Property, Recipient shall issue shares of common stock, par value $0.001, of Recipient (the “Shares of Common Stock”) to Contributor in accordance with the following provisions of this Section.

3.1.2        Within three business days of the Closing, Recipient shall issue Shares of Common Stock to: (i) TMC Realty, L.L.C. in a number equal to the quotient of: (x) $73,200,000.00, divided by (y) the Average Closing Stock Price and (ii) 8831-8833 Sunset, LLC in a number equal to the quotient of: (x) $46,800,000.00, divided by (y) the Average Closing Stock Price, in each case, rounded up or down to the nearest whole Share of Common Stock. “Average Closing Stock Price” means the average, rounded to four decimal places, of the daily dollar-volume-weighted average price for a Share of Common Stock, as reported by Bloomberg, L.P. through its “MTCH Equity AQR” function for the time period 9:30 a.m. through 4:00 p.m. (or if such function or service ceases to exist, any substitute function or service mutually agreed between Contributor and Recipient) on each day over the ten consecutive Trading Day period ending on (and including) the Trading Day that is one Trading Day prior to the Closing. “Trading Day” means a day on which Shares of Common Stock are traded on Nasdaq. No fraction of a Share of Common Stock shall be issued to any Contributor at the Closing.

3.1.3        Allocation. The Consideration is allocated as follows: $73,200,000.00 to the 8800 Land and Improvements; and $46,800,000.00 to the 8833 Land and Improvements. No portion of the Consideration shall be allocated to any other Property.

4.                  Apportionments.

4.1              Contributor shall determine the amounts of the prorations in accordance with this Agreement at least two (2) business days prior to Closing and notify Recipient in writing thereof. Recipient shall have the right to review and approve such determination prior to Closing. In accordance with the notification, the parties shall prorate and the Consideration shall be adjust accordingly, as of 11:59 p.m. the day prior to the Closing, all income and expenses with respect to the Property and payable to or by the owner of the Property, including, without limitation:

4.1.1        Rents. Rent, additional rent and all other charges under the Leases (“Rents”) shall be apportioned and paid to the proper party at the Closing. Contributor shall send to Recipient any Rents it receives after Closing, promptly upon receipt thereof. Rents received after Closing from Expedia, Inc. that were delinquent as of the Closing, if any, shall be first applied to the then current Rent, then to all other unpaid Rent accruing after the Closing Date, then to the month in which the Closing occurs, and then to periods prior to the Closing Date. However, Rents received after the Closing from Match Group, Inc. or Tinder, Inc. that were delinquent as of the Closing, if any, shall be first applied to unpaid Rent accruing prior to the Closing, then to the month in which the Closing occurs, and then to the periods after the Closing. From and after the Closing Date, Contributor shall not sue any tenants to collect any delinquent Rents.

4.1.2        Real Estate Taxes. Real estate taxes shall be apportioned on the basis of the fiscal year for which assessed. If the Closing shall occur before the tax is fixed for the fiscal year in which the Closing occurs, the apportionment of real estate taxes shall be on the basis of the tax rate for the immediately preceding fiscal year applied to the latest assessed valuation, subject to final adjustment within 30 days following the date the tax is fixed for the fiscal year in which the Closing occurs. Only the Recipient shall have the right to prosecute any pending tax reduction proceeding for the fiscal year in which the Closing occurs. If the Closing shall not occur prior to the date which is 30 days before the last date to file for a tax reduction for any fiscal year, and Contributor has not filed for a tax reduction on or before that date, then Contributor shall make such filing at Recipient’s request. Any refunds obtained for any fiscal years prior to the fiscal year in which the Closing occurs, net of reasonable out-of-pocket expenses incurred to obtain the refund, shall be paid to Contributor. Any refund obtained for the tax year in which the Closing occurs, net of the reasonable expenses incurred to obtain the refund, shall be apportioned between Contributor and Recipient.

4.1.3        Utilities. Charges for water, sewer, electricity, gas, fuel and other utility charges, all of which Contributor shall cause to be read promptly before Closing, shall be switched to Recipient as of the Closing Date, so that Contributor shall pay any charges due prior to the Closing Date and Recipient shall pay any charges due thereafter. In the event the utility accounts have not been switched by the Closing Date, such utility shall be apportioned between Contributor and Recipient.

4.1.4        Service Contracts. All accrued but unpaid charges and advance payments, including, without limitation, any lump sum payments paid by Contributor (including, without limitation, in connection with the “Cisco” Service Contract), under the Service Contracts shall be apportioned. If there is any deposit under a Service Contract, at the Closing the deposit shall be assigned to Recipient and Recipient shall pay the amount of the deposit to Contributor.

4.2              True-Up. Any prorations or adjustments of revenue or expenses which cannot be ascertained with certainty as of the Closing (including, without limitation, real property and personal property taxes) shall be prorated on the basis of the parties’ reasonable estimate of such amounts and shall be re-prorated once the final amounts are determined. Until the date that is ninety (90) days after the Closing Date, Contributor and Recipient agree to cooperate in good faith to determine if and to what extent any prorations proved to be incorrect. If any of the prorations or adjustments made pursuant to Section 4.1 shall prove incorrect for any reason, the party in whose favor the error was made will promptly pay to the other party a cash payment in the amount necessary to correct such error. Contributor and Recipient shall each be deemed to have waived any right to seek such readjustment of the prorations if it has not sent written notice to the other party prior to the date that is after the Closing Date of a dispute that has not been resolved.

4.3              Errors. Any incorrect calculation or omission of an apportionment shall be corrected as soon as practicable following the Closing.

4.4              Survival. The provisions of this Article 4 shall survive the Closing.

5.                  Title.

5.1              Permitted Encumbrances. The Property shall be conveyed subject to the encumbrances listed on each of the pro-forma title policies (the “Title Pro-Formas”) attached hereto as Exhibit C-1 and Exhibit C-2 and any state of facts shown on the Surveys (as defined in Section 6.2.4 of this Agreement), subject, however, to Section 6.2.4 of this Agreement (the “Permitted Encumbrances”).

5.2              Title Updates. If exceptions to title first appear on any update or continuation of the title, Recipient shall notify Contributor thereof (“Title Objection”). Contributor shall be entitled to reasonable adjournments of the Closing (not to exceed 180 days) in order to remedy any such Title Objections. If Recipient does give such notice, Contributor shall have five (5) business days after receipt thereof to notify Recipient that Contributor (a) will cause or (b) elects not to cause, any or all Title Objections to be removed or, if Recipient approves in its sole discretion exercised in good faith, insured over by the Title Company. Contributor’s failure to notify Recipient within such five (5) business day period as to any Title Objection shall be deemed an election by Contributor not to remove or have the Title Company insure over such Title Objection. If Contributor notifies or is deemed to have notified Recipient that Contributor shall not remove nor have the Title Company insure over any or all of the Title Objections, Recipient shall have the right, exercisable within five (5) business days following receipt (or deemed receipt) of such notice, either to (i) terminate this Agreement due to such Title Objections, in which event Contributor shall be to pay to Recipient the cost paid by Recipient for a title search and survey update, survey, Phase I Reports and any property condition report, and neither party shall thereafter have any further rights or obligations under this Agreement, except for those rights or obligations that expressly survive or (ii) waive such Title Objections and proceed to Closing without any abatement or reduction in the Consideration on account of such Title Objections, in which event such Title Objections shall be deemed Permitted Encumbrances for all purposes hereof. Notwithstanding the foregoing, Contributor shall be required to remove of record the following liens: (A) any mortgage on the Land or the Improvements given by Contributor; (B) any lien voluntarily created by Contributor after the date of this Agreement; and (C) any other lien in a liquidated amount, such as mechanics liens, judgments or tax liens caused by Contributor.

5.3              Violations. Notwithstanding any provision of this Agreement to the contrary, Contributor shall not be obligated to comply with, or take any action or incur any expense in connection with, any violation of law, now or hereafter existing, and Recipient shall accept title to the Property subject to any such violation; provided, however, that the Consideration shall be reduced by the amount of any fines or penalties accrued and unpaid as of (and including) the date immediately prior to the Closing Date with respect to any violation issued on or before the date of this Agreement.

5.4              Assessments. If, on the Closing Date, the Land or the Improvements are affected by any assessments by any government authority: (a) any such assessments or installments thereof payable on or after the Closing Date shall be paid by Recipient and (b) any such assessments or installments thereof payable prior to the Closing Date shall be paid by Contributor at or before the Closing.

5.5              Removal of Liens and Encumbrances. If, on the Closing Date, there are any liens or encumbrances which Contributor is obligated or elects to remove of record, same shall be deemed removed of record if Recipient’s title insurance company agrees, without additional premium, to insure: (a) Recipient without exception for such liens and encumbrances or that same shall not be enforced against the Property and (b) Recipient’s lender, if any, without exception for such liens and encumbrances (provided Recipient’s lender agrees to such insurance; otherwise such liens or encumbrances must be removed of record by Contributor).

5.6              Survival. The provisions of this Article shall survive the Closing.

6.                  Closing and Closing Conditions.

6.1              Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place through the Title Company at the Closing Location, on the Closing Date, subject to any adjournments permitted under this Agreement. If the Closing shall not occur on the Closing Date, then for the purposes of this Agreement, the date on which the Closing occurs shall be deemed the Closing Date.

6.1.1        Contributor’s Closing Costs. Contributor shall pay (i) 50% of the cost of the title search and any, title insurance policy (excluding, however, the cost of any extended title insurance coverage or endorsements) , survey and zoning report, (ii) 50% of the cost of the Phase I Reports (as defined below), (iii) city, state and county transfer tax, in the amount required by law, (iv) 50% of any escrow fee charged by the Title Company and (v) Contributor’s own attorneys’ fees.

6.1.2        Recipient’s Closing Costs. Recipient shall pay (i) 50% of the cost of the title search and any, title insurance policy (including, however, 100% of the cost of any extended title insurance coverage or endorsements), survey and zoning report, (ii) 50% of the cost of the Phase I Reports (iii) 50% of any escrow fee charged by the Title Company and (iv) Recipient’s own attorneys’ fees.

6.2              Closing Conditions. The obligations of Recipient under this Agreement are subject to and conditioned on the fulfillment of the following conditions (unless waived in writing by Recipient):

6.2.1        Representations and Warranties. Contributor’s representations and warranties contained in this Agreement shall: (a) have been true and accurate in all respects when made, (b) be deemed to have been made again at and as of the Closing Date and (c) be true and accurate in all material respects on the Closing Date.

6.2.2        Obligations. Contributor shall have performed all of Contributor’s obligations under this Agreement in all material respects.

6.2.3        Title Insurance Policy. Recipient shall have received a standard owner’s policy of title insurance in the form of the Title Pro-Formas, dated as of the Closing Date, and issued by the Title Company, insuring Recipient with respect to the fee title interest in the Property, in the minimum amount of the Consideration, in accordance with the terms of this Agreement.

6.2.4        Surveys. Recipient shall have received a survey with respect to each of the 8800 Land and the 8833 Land (the “Surveys”). If either of the Surveys shall show that title to either the 8800 Land or the 8833 Land is unmarketable in any manner, that interferes with the current use of the 8800 Land or the 8833 Land (as applicable), including, without limitation, (a) easements that require removal of any Improvement or a portion of any Improvement, (b) easements encroaching on the footprint of the Improvements, easements not listed on the Title Pro-Formas or any other unknown easement that the Surveyor identifies, in the case of clause (b), that would impede access to the Property, (the “Survey Objection”), Contributor shall within ten (10) days after receipt of notice thereof from Recipient notify Recipient that Contributor (i) will cause or (ii) elects not to cause, to cure the Survey Objections (for which Contributor may adjourn the Closing for 60 days). Contributor’s failure to notify Recipient within such ten (10) day period as to any Survey Objection shall be deemed an election by Contributor not to cure such Survey Objection. If Contributor notifies or is deemed to have notified Recipient that Contributor shall not cause the Survey Objection to be cured or if Contributor elects to cure such Survey Objection but fails to complete such cure within 60 days of receipt of Recipient’s Survey Objection Notice, Recipient shall have the right exercisable within ten (10) days following receipt or deemed receipt of Contributor’s notice of its election not to cure or such 60 day period, as applicable, either to (A) terminate this Agreement, in which event Contributor shall pay to Recipient the cost paid by Recipient for the Phase I Reports, title search, survey and property condition report, and neither party shall thereafter have any further rights or obligations under this Agreement, except for those rights or obligations that expressly survive or (B) waive such Survey Objection and proceed to Closing without any abatement or reduction in the Consideration on account of such Survey Objection.

6.2.5        Environmental Phase I. Recipient shall have received a Phase I environmental site assessment with respect to each of the 8800 Land and Improvements and the 8833 Land and Improvements (the “Phase I Reports”). If the Phase I Reports show (i) any environmental condition which is required by law to be remediated that costs $750,000.00 or more to remedy or (ii) environmental conditions which are required by law to be remediated that cost, in the aggregate, $2,500,000.00 or more to remedy (the “Phase I Report Objection”), as estimated by the company providing the Phase I Reports or any other third-party report, Contributor shall within ten (10) days after receipt of notice thereof from Recipient notify Recipient that Contributor (a) will cause or (b) elects not to cause, to cure the Phase I Report Objections (for which Contributor may adjourn the Closing for 180 days). Contributor’s failure to notify Recipient within such ten (10) day period as to any Phase I Report Objection shall be deemed an election by Contributor not to cure such Phase I Report Objection. If Contributor notifies or is deemed to have notified Recipient that Contributor shall not cause the Phase I Objection to be cured or if Contributor elects to cure such Phase I Report Objection but fails to complete such cure within 180 days of receipt of Recipient’s Phase I Report Objection Notice, Recipient shall have the right exercisable within ten (10) days following receipt or deemed receipt of Contributor’s notice of its election not to cure or such 180 day period, as applicable, either to (x) terminate this Agreement, in which event Contributor shall pay to Recipient the cost paid by Recipient for the Phase I Reports, title search, survey and property condition report, and neither party shall thereafter have any further rights or obligations under this Agreement, except for those rights or obligations that expressly survive or (y) waive such Phase I Report Objection and proceed to Closing without any abatement or reduction in the Consideration on account of such Phase I Report Objection. The provisions of this Section 6.2.5 shall survive the Closing.

6.2.6        Property Condition. If, Recipient shall inspect the Property pursuant to and in accordance with Section 9.4 of this Agreement and notifies Contributor that the Property requires (i) a repair or replacement to a structure or system that shall cost $750,000.00 or more or (ii) repairs or replacements to the structure or systems that shall cost, in the aggregate, $2,500,000 or more (the “Property Condition Objection”), Contributor shall within ten (10) days after receipt of notice thereof from Recipient notify Recipient that Contributor (a) will cause or (b) elects not to cause, to cure the Property Condition Objection (for which Contributor may adjourn the Closing for 60 days). Contributor’s failure to notify Recipient within such ten (10) day period as to any Property Condition Objection shall be deemed an election by Contributor not to cure such Property Condition Objection. If Contributor notifies or is deemed to have notified Recipient that Contributor shall not cause the Property Condition Objection to be cured or if Contributor elects to cure such Property Condition Objection but fails to complete such cure within 60 days of receipt of Recipient’s Property Condition Objection, Recipient shall have the right exercisable within ten (10) days following receipt or deemed receipt of Contributor’s notice of its election not to cure or such 60 day period, as applicable, either to (x) terminate this Agreement, in which event Contributor shall pay to Recipient the cost paid by Recipient for the Phase I Reports, title search, survey and property condition report, and neither party shall thereafter have any further rights or obligations under this Agreement, except for those rights or obligations that expressly survive or (y) waive such Property Condition Objection and proceed to Closing without any abatement or reduction in the Consideration on account of such Property Condition Objection. The provisions of this Section 6.2.6 shall survive the Closing. Notwithstanding anything contained herein to the contrary, Recipient acknowledges that the entire base Building mechanical system for the water source heat pumps in the 8800 Land and Improvements will be replaced by Recipient and as such, the cost of that replacement shall not be a Property Condition Objection for purposes of this Section.

7.                  Closing and Post Closing Deliveries.

7.1              Contributor’s Deliveries. At the Closing, Contributor shall deliver the items set forth in this Section.

7.1.1        Deeds. A Grant Deed from each of the applicable Contributor to Recipient’s Designees pursuant to Article 12 for each of the 8800 Land and Improvements and the 8833 Land and Improvements, substantially in the form of Schedule 1 attached to this Agreement.

7.1.2        Taxes. Payment to the Title Company, as escrow agent, of all city, state and county transfer tax, in the amount Title Company determines to be required by law.

7.1.3        Leases and Services Contracts.

(a)	For each of 8800 Land and Improvements and 8833 Land and Improvements, an assignment of the Leases and Service Contracts substantially in the form of Schedule 2 attached to this Agreement.

(b)	Originals of the Leases and the Service Contracts, to the extent in Contributor’s possession or control, otherwise copies.

7.1.4        “Foreign Person” Certification. A certification executed and, if required, acknowledged by each Contributor (or if a Contributor is a “disregarded entity” by the person treated as the transferor of the relevant Property for federal income tax purposes) certifying that such person is not a “foreign person,” as such term is defined in Section 1445 of the Internal Revenue Code of 1984, as amended, and the regulations thereunder, substantially in the form of Schedule 3 attached to this Agreement.

7.1.5        Notice to Tenants. A notice to each tenant under a Lease substantially in the form of Schedule 4 attached to this Agreement.

7.1.6        Authorization Certificate. A certificate signed by an authorized signatory of each Contributor certifying that : (a) Contributor is authorized to enter into and perform this Agreement; (b) the Certificate of Formation or Certificate of Incorporation of Contributor has been filed in the proper office and is in full force and effect; and (c) no consent of any other party is required for Contributor to enter into and perform this Agreement or, if it is, that such consent has been obtained and is attached to the certificate.

7.1.7        Title Documentation. Executed originals of (i) an owner’s affidavit and gap indemnity substantially in the form of Schedule 9 attached to this Agreement and (ii) if requested by the Title Company in order to issue the Title Policy, copies of the organizational documents of Contributor and any required resolutions or consents.

7.1.8        Permits. Duplicate originals of the Permits to the extent in Contributor’s possession or control, together with an assignment thereof substantially in the form of Schedule 2 attached to this Agreement.

7.1.9        Records, Warranties and Intangibles. For each of 8800 Land and Improvements and 8833 Land and Improvements, an assignment of the Records, Warranties and Intangibles substantially in the form of Schedule 2.

7.1.10    Confirmation. A certificate of each Contributor confirming that the warranties and representations of such Contributor set forth in this Agreement are true and complete as of the date of this Agreement and true and complete in all material respects on and as of the Closing Date.

7.1.11    Certificate of Transfer. A certificate of transfer substantially in the form of Schedule 5 attached to this Agreement.

7.1.12    Qualifying Certificate. A certificate 593-C under Section 18662 of the California Revenue and Taxation Code.

7.1.13    Settlement Statement. A settlement statement prepared by the Title Company showing all of the payments, adjustments and prorations provided for in this Agreement or otherwise agreed upon by Contributor and Recipient and signed by Contributor and Recipient.

7.1.14    Access Items. All keys and access cards to, and combinations to locks and other security devices located at, the Property, if applicable.

7.1.15    Other Deliveries. Any other deliveries required to be made by Contributor pursuant to this Agreement.

7.2              Recipient’s Deliveries. At the Closing, Recipient shall make all deliveries required of Recipient pursuant to this Agreement, including the items set forth in this Section. Within three business days of the Closing, Recipient shall issue the Shares of Common Stock referred to in Section 3.1.2 of this Agreement to Contributor.

7.2.1        An amendment to the Expedia, Inc. lease (referred to in Exhibit B attached to this Agreement) substantially in the form of Schedule 6 attached to this Agreement.

7.2.2        A lease to IAC Holdings, Inc. substantially in the form of Schedule 7 attached to this Agreement.

7.2.3        A right of first offer agreement substantially in the form of Schedule 8 attached to this Agreement.

7.2.4        The Preliminary Change of Ownership Report, in accordance with Section 480.3 of the California Revenue and Taxation Code.

7.2.5        Other Deliveries. Any other deliveries required to be made by Recipient pursuant to this Agreement.

7.3              Survival. The provisions of this Article shall survive the Closing. The acceptance of the deed to the Land and the Improvements by Recipient shall be deemed full performance by Contributor of all of Contributor’s obligations under this Agreement, except those which are stated in this Agreement to survive the Closing. Unless otherwise stated in this Agreement or in any of the closing documents, no obligations, liabilities, representations or warranties of Contributor shall survive the Closing.

8.                  Representations.

8.1              Contributor’s Representations. Contributor represents to Recipient as set forth in this Section (the “Express Representations”). Each Contributor is only representing as to itself and the Property owned by such Contributor.

8.1.1        Authorization.

(a)               Contributor: (i) is duly organized, validly existing and in good standing under the law of the State of its formation and (ii) has the power to perform its obligations under this Agreement.

(b)               This Agreement is a valid and binding obligation of Contributor, enforceable against Contributor in accordance with its terms, subject to bankruptcy, reorganization and other similar laws affecting the enforcement of creditors’ rights generally.

(c)               The execution, delivery and performance of this Agreement in accordance with its terms: (i) do not violate the constitutive documents of Contributor, or any agreement, judgment or other matter binding on Contributor and (ii) have been duly authorized by all necessary action by Contributor.

8.1.2        Leases. Exhibit B is a true and complete list of all of the Leases affecting the Land or the Improvements on the date of this Agreement. The copies of the Leases delivered to Contributor are true, complete and correct and set forth all agreements in effect with tenants. No party is in material default under that certain Office Lease by and between TMC Realty, L.L.C. and Expedia, Inc. (“Expedia”), dated as of December 6, 2016 (the “Expedia Lease”) and the Expedia Lease is in full force and effect. Expedia is in actual possession of the space under its Lease. Expedia is presently not entitled to any concession or free rent for any period subsequent to the Closing Date.

8.1.3        Service Contracts. Exhibit D is a true and complete list of all vendors (the “Vendors”) under the contracts in effect as of the date of this Agreement with respect to the maintenance and operation of the Property (the “Service Contracts”). Copies of the Service Contracts with the Vendors have been delivered to Recipient (the “Delivered Service Contracts”). To Contributor’s knowledge: (a) the Delivered Service Contracts are in good standing and in full force and effect in accordance with their respective terms, (b) the Delivered Service Contracts have not been amended, and (c) there has been no written claim of default under any of the Delivered Service Contracts by any party thereto that remains uncured on the date of this Agreement. Notwithstanding the foregoing, Recipient and Contributor acknowledge and agree that Contributor shall not be in default or breach the representations set forth in this Section if certain contracts with respect to the maintenance and operation of the Property have not been delivered to Recipient (the “Undelivered Service Contracts”) if (i) any such Undelivered Service Contracts may be terminated on thirty (30) days’ notice or less or (ii) the aggregate cost under all Undelivered Service Contracts that cannot be terminated on thirty (30) days’ notice or less is no more than $50,000.00, in the aggregate, per year.

8.1.4        Other Agreements. Contributor is not a party to any material contract or material agreement affecting the Property and binding upon Recipient following the Closing currently in effect which is not (i) disclosed in this Agreement, or (ii) a Permitted Encumbrance, or (iii) a Service Contract.

8.1.5        Purchase Agreements. Neither Contributor nor any of its affiliates are a party, and the Property is not bound, to any contract, option, or commitment to sell, convey, assign, transfer or otherwise dispose of any portion or portions of the Property.

8.1.6        Employees. Except as disclosed in Section 7.23 of that certain IAC Disclosure Letter to be delivered by IAC/InterActiveCorp, a Delaware corporation, to Recipient, there are no employees which pertain to or affect the Property. There are no employment agreements or contracts or union agreements or contracts, oral or written, which pertain to or affect the Property.

8.1.7        Permits. To the knowledge of Contributor, all licenses, permits and permanent certificates of occupancy (collectively, the “Permits”) required in connection with the Property have been duly issued and paid for and are in full force and effect in accordance with their respective terms. Copies of the Permits in Contributor’s possession or control have been delivered to Recipient.

8.1.8        Actions. There is no litigation, suit, arbitration or other action, proceeding or governmental investigation pending or, to Contributor’s knowledge, threatened relating to the Property.

8.1.9        Tax Proceedings. No tax proceeding is pending for the reduction or increase of the assessed real estate tax valuation of the Property or any portion thereof.

8.1.10    Insurance. No act or omission has occurred which would cause the insurance to be reduced or cancelled, and Contributor has not received any written notice from any insurance company or fire rating organization requiring the performance of any work in respect of the Property or cancelling or threatening to cancel any insurance.

8.1.11    Compliance. To Contributor’s knowledge, Contributor has not received written notice from any government agency that the Property is in violation of any applicable laws and regulations, including, without limitation, (i) the Americans with Disabilities Act and other similar federal, state and local laws, (ii) building codes and any other laws relating to the construction or design of the Improvements, including, without limitation, laws relating to handicapped access, and (iii) applicable zoning laws.

8.1.12    Environmental Matters. Contributor has not received written notice of, any violation, or liability under, of any federal, state, local or administrative agency, ordinance, law, rule, regulation, order or requirement relating to Hazardous Substances relating to the Property. “Hazardous Substances” shall mean: (i) hazardous substances as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and the regulations adopted pursuant thereto, (ii) hazardous substances as defined in the Hazard Communications Standard promulgated by OSHA (29 CFR 1910.1200), (iii) hazardous wastes, as defined by the Resource Conservation and Recovery Act (42 U.S.C. 6901, et seq., (iv) hazardous substances as defined by the Federal Hazardous Substances Act (15 U.S.C. 1261 et seq.), (v) materials regulated under the Federal Insecticide, Fungicide and Rodenticide Act, (vi) radon, asbestos, petroleum and mold, and (vii) hazardous substances as defined by any applicable state or local law.

8.1.13    Patriot Act.

(a)               Contributor is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”).

(b)               Neither Contributor nor, to Contributor’s knowledge, any beneficial owner of Contributor:

(i)              is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(ii)             is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(iii)            is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(c)               If Contributor obtains knowledge that Contributor or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned or custodially detained, Contributor shall immediately give notice to Recipient, and Recipient shall have the right to terminate this Agreement without penalty or liability to Contributor immediately upon delivery of notice thereof to Contributor.

8.1.14    Equipment. Contributor owns the Equipment free of all liens and encumbrances.

8.2              Recipient’s Representations. Recipient represents to Contributor as set forth in this Section.

8.2.1        Authorization.

(a)               Recipient: (i) is a duly organized, validly existing and in good standing under the law of the State of its formation and (ii) has the power to make and perform its obligations under this Agreement.

(b)               This Agreement is a valid and binding obligation of Recipient, enforceable against Recipient in accordance with its terms, subject to laws affecting the enforcement of creditors’ rights generally.

(c)               The execution, delivery and performance of this Agreement in accordance with its terms: (i) do not violate the constitutive documents of Recipient, or any contract, agreement, commitment, order, judgment or decree to which binding on Recipient and (ii) have been duly authorized by all necessary action by Recipient.

8.2.2        Patriot Act.

(a)               Recipient is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).

(b)               Neither Recipient nor, to Recipient’s knowledge, any beneficial owner of Recipient:

(i)              is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order or on any other list of terrorists organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(ii)             is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(iii)            is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(c)               If Recipient obtains knowledge that Recipient or any of its beneficial owners becomes listed on the Lists, or is indicted, arraigned or custodially detained, Recipient shall immediately give notice to Contributor, and Contributor shall have the right to terminate this Agreement without penalty or liability to Recipient immediately upon delivery of notice thereof to Recipient.

8.3              Survival. The representations in this Agreement shall: (a) be deemed to have been made again at and as the Closing Date and as remade shall be true in all material respects at and as of the Closing Date and (b) survive the Closing, but Contributor’s representations shall survive the Closing only for a period of 270 days following the Closing (the “Survival Period”), and any action brought thereon must be commenced by Recipient within the Survival Period. Recipient shall have no claim against Contributor or Guarantor for a misrepresentation or breach of warranty: (i) unless the breach in question is reasonably likely to have a material adverse effect on the applicable Designee, and (ii) unless an action shall have been commenced by Recipient against Contributor within the Survival Period, if any. The prevailing party in any litigation arising from a claim for a misrepresentation or breach under this Agreement shall be entitled to reimbursement for all legal fees and expenses in connection therewith.

8.4              Purchase for Investment. Contributor acknowledges that the Shares of Common Stock to be issued to it will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state or other applicable securities laws. Contributor (i) acknowledges that it is acquiring the Shares of Common Stock pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Shares in violation of applicable securities laws, (ii) will not sell or otherwise dispose of any of the Shares of Common Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares of Common Stock and of making an informed investment decision, (iv) has full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares of Common Stock, and (v) can bear the economic risk of an investment in the Shares of Common Stock.

9.                  Property Condition.

9.1              AS IS. Recipient represents that Recipient, except as set forth in this Agreement, including, without limitation, Sections 6.2.4, 6.2.5 and 6.2.6, and in the closing documents: (a) has inspected all aspects of the Property, including the environmental condition, to Recipient’s satisfaction, (b) has received and reviewed the Leases, the Service Contracts, the Permits, and all other documents referred to in this Agreement, (c) shall accept the Property “AS IS” and in their respective conditions on the date of this Agreement, subject to reasonable use, wear, tear and natural deterioration between the date of this Agreement and the Closing Date and (d) except as set forth in this Agreement, neither Contributor nor any agent or representative of Contributor has made, and Contributor is not liable for or bound by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Leases, the Service Contracts, the Permits, any other documents referred to in this Agreement, the Property, including the environmental condition, or any other matter.

9.2              Maintenance. Between the date of this Agreement and the Closing Date, Contributor shall, subject to the provisions of this Agreement, maintain the Property in the ordinary course but shall not be required to make extraordinary repairs or replacements resulting from fire or other casualty or otherwise, or any repairs and replacements of the roof or mechanical systems of the Improvements. No Equipment shall be removed from the Land or the Improvements unless the same is replaced with similar items of at least equal quality prior to the Closing.

9.3              Conduct Prior to Closing. Contributor shall keep the current property insurance in full force and effect until the Closing. Contributor shall not, without Recipient’s consent, enter into any new Service Contract or extend a Service Contract unless it can be terminated on not more than 30 days’ notice, without penalty. If prior to the Closing Date any tenant under a Lease shall default under its Lease or any Lease is terminated (other than pursuant to a voluntarily termination by Contributor), Recipient’s obligation to accept title to the Property and to pay the full Consideration shall not be affected, and this Agreement shall remain in full force and effect.

9.4              Inspection. At all times during normal business hours prior to the Closing, Recipient and its contractors, upon reasonable prior notice to Contributor, and accompanied by Contributor’s representative, shall have the right to make visual, noninvasive inspections of the Property, subject to the terms of the Leases.

9.5              Release. As of the Closing, Recipient shall hereby fully and irrevocably releases Contributor and all persons and entities acting by or on behalf of Contributor, and all direct and indirect parents, members, partners, officers, directors, shareholders and employees of Contributor and any of the foregoing, and any agent, affiliate, successor or assign of Contributor and any of the foregoing (collectively, the “Contributor Group”) from any and all claims that Recipient may have or thereafter acquire against Contributor and/or the Contributor Group (except to the extent such claim arises from a third party claim against Recipient relating to an incident occurring prior to the Closing Date) for any cost, loss, liability, damage, expense, demand, action or cause of action ("Claims") arising from or related to any matter of any nature relating to, the Property including the physical condition of the Property, any latent or patent construction defects, errors or omissions, compliance with law matters, Hazardous Substances and other environmental matters within, under or upon, or in the vicinity of the Property, including any environmental laws. The foregoing release by Recipient shall include any Claims that Recipient may have pursuant to any statutory or common law right Recipient may have to receive disclosures from Contributor, including any disclosures as to the Property's location within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the presence of Hazardous Substances on or beneath the Property, the need to obtain flood insurance, the certification of water heater bracing or the advisability of obtaining title insurance, or any other condition or circumstance affecting the Property, its financial viability, use or operation, or any portion thereof. This release includes Claims of which Recipient is presently unaware or which Recipient does not presently suspect to exist in its favor which, if known by Recipient, would materially affect Recipient’s release of Contributor or the Contributor Group. In connection with the general release set forth in this Section 9.5, Recipient specifically waives the provisions of California Civil Code Section 1542, which provides as follows:

"A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party."

        /s/ GS                  Recipient's Initials

Notwithstanding anything to the contrary set forth in this Section 9.5, the foregoing release is not intended to and does not cover: (i) any claims arising from a breach of Contributor’s Express Representations and (ii) any other breach by Contributor of an Express Representation, warranty or obligation of Contributor under this Agreement or any of the closing documents which by its terms survives the Closing.

9.6              Natural Hazard Disclosure under 1103. Recipient and Contributor acknowledge that Contributor is required to disclose if any of the Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency; (ii) an area of potential flooding shown on a dam failure inundation map; (iii) a very high fire hazard severity zone; (iv) a wild land area that may contain substantial forest fire risks and hazards; (v) an earthquake fault; or (vi) a seismic hazard zone. Recipient acknowledges that Contributor has employed the services of an affiliate of the Title Company ("Natural Hazard Expert") to examine the maps and other information specifically made available to the public by government agencies and to report the results of its examination to Recipient in writing. Recipient acknowledges receipt of the written report prepared by the Natural Hazard Expert regarding the results of its examination. The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Contributor from its disclosure obligations referred to herein, and, for the purposes of this Agreement, the provisions of California Civil Code Section 1103.4 regarding the non-liability of Contributor for errors or omissions not within its personal knowledge shall be deemed to apply, and the Natural Hazard Expert shall be deemed to be an expert dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above.

9.7              Section 25359.7 Disclosures. Recipient acknowledges and agrees that the sole inquiry and investigation Contributor conducted in connection with the environmental condition of the Property is to deliver to Recipient the Phase I Reports, and that for purposes of California Health and Safety Code Section 25359.7, Contributor has acted reasonably in relying upon said inquiry and investigation, and the delivery of this Agreement constitutes written notice to Recipient under such code section.

9.8              Section 1101.5 Disclosure. Contributor hereby discloses to Recipient that California Civil Code Section 1101.5 requires that all noncompliant plumbing fixtures in any commercial real property shall be replaced with water-conserving plumbing fixtures. Pursuant to California Civil Code Section 1101.5(e) of the, Contributor hereby discloses to Recipient that the Property may include noncompliant plumbing fixtures. Recipient hereby acknowledges and agrees that Contributor shall have no obligation to replace or upgrade any such noncompliant plumbing fixtures and it shall be Recipient’s obligation if necessary to replace or upgrade any such noncompliant fixtures.

9.9              Survival. The provisions of this Article shall survive the Closing.

10.              Risk of Loss.

10.1          Risk of Loss. Promptly upon learning thereof, Contributor shall give Recipient written notice of the commencement of any condemnation proceeding, or any taking, condemnation, damage or destruction of the Land or the Improvements. If prior to the Closing any portion of the Land or the Improvements shall be taken (or a public announcement shall be made by a government authority of an intent to take any portion of the Land or the Improvements) or there is a Material Damage (as defined below), Recipient shall have the right to terminate this Agreement by giving notice to Contributor on or before the date which is ten days following Recipient’s receipt of notice of the taking, announcement or fire or other casualty (time being of the essence). If Recipient shall give that notice, this Agreement shall be deemed terminated and Contributor and Recipient shall have no further obligations and liabilities under this Agreement, except those that are stated to survive the termination of this Agreement. If there is less than a Material Damage or if there is a taking or a Material Damage and Recipient shall not terminate this Agreement, then: (a) Recipient shall purchase the Property in accordance with this Agreement, (b) the Consideration shall not be reduced (except to the extent of Contributor’s deductible or any co-insurance payment deducted or deductible from the insurance proceeds) and the amount, if any, by which the cost of the repair or restoration exceeds the limit of Contributor’s insurance), (c) Contributor’s rights to any award resulting from such taking, or any insurance proceeds resulting from such fire or other casualty (less any sums expended by Contributor for repair), shall, at the Closing, be assigned (or, if received by Contributor, paid) by Contributor to Recipient, (d) the proceeds of any rent insurance shall be apportioned between Contributor and Recipient at the Closing, (e) Recipient shall have the exclusive right to conduct all proceedings, adjust all losses, and make all agreements in connection therewith in its name, or in the name of Contributor, (f) Contributor shall (unless Recipients waives Contributor’s obligation) repair all damage to the extent necessary to restore the Land and Improvements to a safe condition or prevent further damage to or deterioration of the Property, and (g) at and following the Closing, Contributor shall reasonably cooperate with Recipient, at Recipient’s expense, in connection with any insurance and taking claims and the collection of any insurance proceeds and awards, and hereby appoints Recipient as its attorney-in-fact, such appointment being irrevocable and coupled with an interest, to execute and deliver any documents required in connection with any such claims and collection, provided such documents shall not impose on Contributor any expense, obligation or liability. A “Material Damage” shall be deemed to be any damage by a fire or other casualty if: (i) the cost of repair, as estimated by a contractor selected by Contributor and reasonably acceptable to Recipient, shall exceed an amount equal to five percent (5%) of the Consideration and Contributor shall not agree within thirty (30) days following the fire or other casualty (time being of the essence) to repair the damage or (ii) Contributor’s insurance company shall not agree in writing to pay the insurance proceeds to Recipient or, if not, Contributor shall not agree to pay the proceeds to Recipient upon receipt. Contributor shall have the right to adjourn the Closing for a period not to exceed the aggregate of 180 days and the number of days of delay (not to exceed 60 days) caused by reasons beyond Contributor’s control, for the purpose of completing any repairs undertaken by Contributor.

10.2          Waiver of California Civil Code Section 1662. Contributor and Recipient each expressly waive the provisions of California Civil Code Section 1662 and hereby agree that the provisions of this Article 10 shall govern their obligations in the event of damage or destruction to the Property or condemnation of all or part of the Property.

10.3          Survival. The provisions of this Article shall survive the Closing.

11.              Default.

11.1          Recipient’s Default. If Recipient shall default under this Agreement and the Closing fails to occur as a result of such default, Contributor shall be entitled to (a) pursue specific performance to cause Recipient to perform its obligations under this Agreement or (b) terminate this Agreement, but in no event shall Contributor seek, or shall Recipient be liable for, any damages in connection with Contributor’s default (unless specific performance is unavailable).

11.2          Contributor’s Default. If Contributor shall default under this Agreement and the Closing fails to occur as a result of such default, Recipient’s only remedies shall be to: (a) seek specific performance of Contributor’s obligations under this Agreement or (b) terminate this Agreement, but in no event shall Recipient seek, or shall Contributor be liable for, any damages in connection with Contributor’s default (unless specific performance is unavailable).

12.              Assignment. Recipient shall not assign its interest under this Agreement without the consent of Contributor other than to a wholly owned subsidiary of Recipient, and any purported assignment without Contributor’s consent shall be void and of no force and effect. Notwithstanding the foregoing, Recipient shall have the right to direct Contributor to convey the Property to special purpose entities wholly owned by Recipient (each, a “Designee”).

13.              Broker.

13.1          Broker. Recipient and Contributor each represent to the other that it dealt with no broker in connection with this transaction. Contributor and Recipient shall each indemnify, defend and hold harmless the other from and against any claim by any broker or other person for a commission or other compensation in connection with this transaction if such claim is based in whole or in part upon any act of the indemnifying party or its representatives, and from all losses, liabilities, costs and expenses in connection with such claim, including reasonable attorneys’ fees.

13.2          Survival. The provisions of this Article shall survive the Closing or the termination of this Agreement.

14.              Notices.

14.1          Notices. All notices or other communications under this: Agreement must be in writing and shall be deemed to have been properly given if delivered by (a) messenger (with a signed receipt), (b) registered or certified mail, postage prepaid, return receipt requested, (c) reputable overnight delivery service or (d) by electronic mail (e-mail) with a confirmation copy sent pursuant to clause (a), (b) or (c), to the Notice Addresses. Any party may, by notice given in accordance with this Section, designate a different address or person for notices or other communications.

14.2          Effectiveness. Notices and other communications shall be deemed given on the date the same is received as evidenced by a receipt or an acknowledgment of receipt (and the failure of a party to accept a notice or other communication shall be deemed receipt).

15.              Miscellaneous.

15.1          Governing Law; Interpretation. This Agreement shall be governed by the law of the State in which the Property is located, and shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. If any provision of this Agreement shall be unenforceable, the remainder of this Agreement shall not be affected thereby.

15.2          Merger. All agreements between the parties hereto with respect to the transactions contemplated by this Agreement are merged in this Agreement, which alone fully and completely expresses their agreement.

15.3          Amendment; Waiver. This Agreement may only be changed or terminated, or a provision waived, by a written agreement executed by all parties, but no waiver of any matter by any party shall be deemed a waiver of any other or subsequent matter.

15.4          Captions. The Article and Section titles of this Agreement are for convenience of reference only and shall not be deemed a part of the text of this Agreement.

15.5          Parties Bound. This Agreement shall bind and benefit the parties hereto and their respective heirs, successors and assigns.

15.6          Counterparts; Signatures. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall together constitute but one and the same instrument, and by facsimile signatures.

15.7          Confidentiality. Recipient and Contributor shall hold in confidence and shall not disclose to third parties (other than their officers, directors, partners, members, shareholders, employees, representatives, brokers, attorneys, advisors and lenders or proposed lenders), and shall cause their officers, directors, partners, members, shareholders, employees, representatives, brokers, attorneys, advisers and lenders or proposed lenders to hold in confidence and not disclose to third parties, this Agreement and its terms, and any information relating to the Property provided by Contributor to Recipient in connection with this Agreement (collectively, the “Information”), except to the extent any Information: (a) must be disclosed by order of any court or government authority, or by law or (b) is publicly known or becomes publicly known other than through the acts of Recipient or Contributor, or any of their officers, directors, employees, representatives, brokers, attorneys or advisers.

15.8          Further Assurances. Subject to the provisions of this Agreement, Contributor and Recipient shall each take such additional action, or execute, acknowledge and deliver such additional documents, as shall be reasonably required in furtherance of this Agreement. The provisions of this Section shall survive the Closing.

15.9          Dates. If any time period or date set forth in this Agreement shall end on, or be, a Saturday, Sunday or other date recognized by the Federal government or the State of New York as a holiday, the time period shall end, or the date shall be, the next day that is not a Saturday, Sunday or holiday.

15.10      Tax Free Transaction. The parties hereto intend that the transaction contemplated by this Agreement be treated, for federal income tax purposes, as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended, and no party shall take any action or position inconsistent with such treatment.

- The balance of this page is blank; the next page is the signature page -

IN WITNESS WHEREOF, this Agreement has been duly executed by Contributor and Recipient on the date of this Agreement.

Contributor

TMC Realty, L.L.C.

By:	/s/ Gregg Winiarski
Signature
Print Name:	Gregg Winiarski
Title:	Vice President and Secretary

8831-8833 Sunset, LLC

By:	/s/ Gregg Winiarski
Signature
Print Name:	Gregg Winiarski
Title:	Vice President and Secretary

Recipient

Match Group, Inc.

By:	/s/ Gary Swidler
Signature
Print Name:	Gary Swidler
Title:	Chief Financial Officer

Subject to the provisions of Section 8.3 of this Agreement, the undersigned hereby guarantees the payment of all costs or damages otherwise payable by Contributor in connection with a material misrepresentation of the matters set forth in Section 8.1 of this Agreement and any and all obligations and liability of Contributor set forth in this Agreement and the closing documents that survive Closing, including without limitation, Section 4.4, Article 5, Section 6.2.5, Section 6.2.6, Article 7, Article 9, Article 10, Article 13 and 15.8, in all cases subject to the limitations set forth herein. .

Guarantor

IAC Holdings Inc.

By:	/s/ Gregg Winiarski
Signature
Print Name:	Gregg Winiarski
Title:	Vice President and Secretary

1

Exhibit A

Land

8800

Lots 10, 11, 12, 13, 14 and 15, and the easterly 60.00 feet of Lot 9 of the Cavanaugh Tract, in the City of West Hollywood, County of Los Angeles, State of California, as per Map recorded in Book 45 page 23 of Maps, in the Office of the County Records of said County.

8833

Lots 1, 2, 3 and 4 of Tract No. 7571, in the City of West Hollywood, County of Los Angeles, State of California, as per Map recorded in Book 142, page 98 of Maps, in the Office of the County Recorder of said County.

Exhibit A-2, Page 1

Exhibit B

Leases

8800 West Sunset Boulevard

Office Lease by and between TMC Realty, L.L.C., as landlord, and Expedia, Inc., as tenant, dated as of December 6, 2016.

Office Lease by and between TMC Realty, L.L.C., as landlord, and Match Group, Inc., as tenant, dated as of October 1, 2018.

8833 West Sunset Boulevard

Office Lease by and between 8831-8833 Sunset, LLC, as landlord, and Tinder, Inc., as tenant, dated as of November 24, 2015, as amended by the First Amendment of Office Lease, dated as of December 6, 2016.

Exhibit B, Page 1

Exhibit C-1

Title Policy Pro-Forma for

8800 West Sunset Boulevard

Exhibit C-1, Page 1

Exhibit C-2

Title Policy Pro-Forma for

8833 West Sunset Boulevard

Exhibit C-2, Page 1

Exhibit D

List of Vendors for the Service Contracts

Cleaning

•	The Palacios Janitorial Inc. (TPJ)

•	Intex Solutions (carpet cleaning – 8833)

Window Cleaning

•	Ray Access

Uniform Cleaning

•	Cintas

Elevator company – 8800

•	Amtech

Elevator company – 8833

•	OTIS

Water treatment (cooling tower & ground water)

•	Aquatrol

UPS unit maintenance

•	M.C. Dean

HVAC maintenance

•	Ontario Refrigeration

Domestic water pump, storm water pump maintenance

•	Pump Man

Exterminator

•	Ronin Pest Control

Building Management System (BMS) maintenance – HVAC controls – 8800

•	Siemens

Exhibit D, Page 1

Building Management System (BMS) maintenance – HVAC controls – 8833

•	Sunbelt controls

Generator engines and fire pump engines maintenance

•	Industrial Maintenance

Emergency Lighting Equipment Service – 8833

•	Elesco

Parking vendor

•	APPM Parking

Green wall and plant maintenance

•	Rana Creek

Fire alarm system

•	Red Hawk

Generator engines and fire pump engines maintenance

•	Valley Power

Exhibit D, Page 2

Schedule 11

Form of Grant Deed

WHEN RECORDED

MAIL TO:

____________

____________

____________

____________

Attention: ____________

MAIL TAX STATEMENTS TO:

THE UNDERSIGNED GRANTOR(S) DECLARE(S):	DOCUMENTARY TRANSFER TAX IS $__________________________
_____ Computed on full value of property conveyed, or
_____ Computed on full value less liens and encumbrances remaining at time of sale.
_____ Unincorporated area _____ City of _______________________________

GRANT DEED

FOR A VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [TMC Realty, L.L.C., a Delaware limited liability company] [8831-8833 Sunset, LLC, a Delaware limited liability company], having an office at 555 West 18th Street, New York, NY 10011 (“Grantor”), hereby GRANTS to [_________________, a _________________], having an office at 8750 N. Central Expressway, Suite 1400, Dallas, TX 75231 (“Grantee”), that certain real property located in the City of West Hollywood, County of Los Angeles, State of California, as more particularly described on Exhibit A attached hereto and made a part hereof, subject to all matters of record.

GRANTOR warrants the title only against the claim of every person whomsoever claiming by, through or under Grantor, except that such warranty shall not apply to any matters set forth in the pro-forma title insurance policy attached hereto on Exhibit B, any matters a new accurate survey would show and any other matters of record.

TO HAVE AND TO HOLD said premises unto the said Grantee, its successors and assigns forever.

[The balance of this page is intentionally blank]

1 Conform for each Contributor (as shown in brackets).

Schedule 1, Page 1

IN WITNESS WHEREOF, the undersigned has executed this Grant Deed as of ______________, 2020.

GRANTOR:

[TMC Realty, L.L.C.] [8831-8833 Sunset, LLC]

By:
Signature
Print Name:
Title:

Schedule 1, Page 2

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	)
County of	)

On	, before me,	,
(insert name of notary)
Notary Public, personally appeared	,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

Schedule 1, Page 3

EXHIBIT A TO GRANT DEED

LEGAL DESCRIPTION OF THE PROPERTY

[8800

Lots 10, 11, 12, 13, 14 and 15, and the easterly 60.00 feet of Lot 9 of the Cavanaugh Tract, in the City of West Hollywood, County of Los Angeles, State of California, as per Map recorded in Book 45 page 23 of Maps, in the Office of the County Records of said County.]

[8833

Lots 1, 2, 3 and 4 of Tract No. 7571, in the City of West Hollywood, County of Los Angeles, State of California, as per Map recorded in Book 142, page 98 of Maps, in the Office of the County Recorder of said County.]

Schedule 1, Page 4

EXHIBIT B TO GRANT DEED

PRO-FORMA TITLE POLICY

[To be inserted based upon Property]

Schedule 1, Page 5

Schedule 2

Assignment and Assumption Agreement -

Leases, Service Contracts, Permits, Records, Warranties and Intangibles

This Assignment AND ASSUMPTION of Leases, SERVICE CONTRACTS, PERMITS, RECORDS, WARRANTIES AND INTANGIBLES (this “Assignment”) is made this _____ day of __________, 2020, by and between [TMC Realty, L.L.C., a Delaware limited liability company][8831-8833 Sunset, LLC, a Delaware limited liability company] (“Assignor”), and [____________] (“Assignee”).

RECITALS

WHEREAS, Assignor and Match Group, Inc. entered into that certain Agreement dated as of December __, 2019 (the “Contribution Agreement”), relating to that certain property located at 8800 and 8833 West Sunset Boulevard, West Hollywood, California, as more particularly described in Exhibit A attached hereto and incorporated herein (the “Property”); and

WHEREAS, under the terms and conditions of the Contribution Agreement, it is contemplated that Assignor and Assignee enter into this Assignment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.        Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to the following described property:

(a)        All leases being more fully described in Exhibit B attached hereto and hereby made a part hereof (collectively, the “Leases”);

(b)       All service contracts (collectively, the “Service Contracts”) with those certain vendors listed on Exhibit C attached hereto and hereby made a part hereof;

(c)       All licenses, permits and permanent certificates of occupancy being more fully described in Exhibit D attached hereto and hereby made a part hereof (collectively, the “Permits”);

(d)       All of (i) the plans, specifications, architectural and engineering drawings, surveys, soil, environmental and other studies, operating manuals, data and records relating to the Land, the Improvements or the Equipment (the “Records”) and (ii) the warranties or guaranties relating to the Property (the “Warranties”); and

(e)       All intangible property owned solely by Assignor and used solely by Assignor in connection with the ownership and operation of the Property, including, without limitation, to the extent assignable, any warranties (including, without limitation, any contract rights and warranties arising under construction contracts relating to any construction contracts entered into by Contributor during its period of ownership of the improvements (which shall be assigned on a non-exclusive basis)), guaranties, architectural or engineering plans and specifications, books and records, permits, licenses, certificates of occupancy, entitlements and governmental approvals which relate exclusively to the Property (to the extent assignable), and all other assignable names, trade names, street numbers, marks, other symbols and general intangibles which relate exclusively to the Property, other than any of the same that reference “IAC”, “IAC/InterActiveCorp”, “InterActiveCorp” or similar (collectively, the “Intangible Property”).

Schedule 2, Page 6

TO HAVE AND TO HOLD all of the foregoing unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

2.        Assignee hereby accepts the foregoing assignment of the Leases, Service Contracts, Permits, Records, Warranties and Intangibles and does hereby assume all the duties and obligations of Assignor accruing from and after the date hereof under the Leases, Service Contracts, Permits, Records, Warranties and Intangibles. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees and expenses (collectively, “Losses and Liabilities”) arising out of the Assignor’s obligations under the Leases, Service Contracts, Permits, Records, Warranties and Intangibles on account of any fact or circumstance occurring from and after the date hereof.

3.       Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all Losses and Liabilities arising out of or in any way related to the lessor’s obligations under the Leases, Service Contracts, Permits, Records, Warranties and Intangibles on account of any fact or circumstance occurring or existing prior to the date hereof. Assignor’s liability under this Assignment shall be subject to the limitations set forth in Section 8.3 of the Contribution Agreement.

4.       This Assignment and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Contribution Agreement, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the State of California and may not be modified or amended except by written agreement signed by both parties.

5.       In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses in such litigation, including, without limitation, reasonable attorneys’ fees and expenses. In addition to the foregoing award of attorneys’ fees to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its reasonable attorneys’ fees incurred in any post judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Assignment into any judgment on this Assignment.

6.       This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

[Signatures Appear on the Following Page]

Schedule 2, Page 7

ASSIGNOR:

[TMC Realty, L.L.C.]

By:
Signature

Print Name:

Title:

[8831-8833 Sunset, LLC]

By:
Signature

Print Name:

Title:

ASSIGNEE:

[_________]

By:
Signature
Name:
Title:

Schedule 2, Page 8

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION AGREEMENT OF THE LEASES, SERVICE CONTRACTS, PERMITS, RECORDS, WARRANTIES AND INTANGIBLES

LEGAL DESCRIPTION OF PROPERTY

8800

Lots 10, 11, 12, 13, 14 and 15, and the easterly 60.00 feet of Lot 9 of the Cavanaugh Tract, in the City of West Hollywood, County of Los Angeles, State of California, as per Map recorded in Book 45 page 23 of Maps, in the Office of the County Records of said County.

8833

Lots 1, 2, 3 and 4 of Tract No. 7571, in the City of West Hollywood, County of Los Angeles, State of California, as per Map recorded in Book 142, page 98 of Maps, in the Office of the County Recorder of said County.

Schedule 2, Page 9

EXHIBIT B TO ASSIGNMENT AND ASSUMPTION AGREEMENT OF THE LEASES, SERVICE CONTRACTS, PERMITS, RECORDS, WARRANTIES AND INTANGIBLES

LEASES

8800 West Sunset Boulevard

Office Lease by and between TMC Realty, L.L.C., as landlord, and Expedia, Inc., as tenant, dated as of December 6, 2016.

Office Lease by and between TMC Realty, L.L.C., as landlord, and Match Group, Inc., as tenant, dated as of October 1, 2018.

8833 West Sunset Boulevard

Office Lease by and between 8831-8833 Sunset, LLC, as landlord, and Tinder, Inc., as tenant, dated as of November 24, 2015, as amended by the First Amendment of Office Lease, dated as of December 6, 2016.

Schedule 2, Page 10

EXHIBIT C TO ASSIGNMENT AND ASSUMPTION AGREEMENT OF THE LEASES, SERVICE CONTRACTS, PERMITS, RECORDS, WARRANTIES AND INTANGIBLES

LIST OF VENDORS FOR THE SERVICE CONTRACTS

Cleaning

•	The Palacios Janitorial Inc. (TPJ)

•	Intex Solutions (carpet cleaning – 8833)

Window Cleaning

•	Ray Access

Uniform Cleaning

•	Cintas

Elevator company – 8800

•	Amtech

Elevator company – 8833

•	OTIS

Water treatment (cooling tower & ground water)

•	Aquatrol

UPS unit maintenance

•	M.C. Dean

HVAC maintenance

•	Ontario Refrigeration

Domestic water pump, storm water pump maintenance

•	Pump Man

Exterminator

•	Ronin Pest Control

Building Management System (BMS) maintenance – HVAC controls – 8800

•	Siemens

Schedule 2, Page 11

Building Management System (BMS) maintenance – HVAC controls – 8833

•	Sunbelt controls

Generator engines and fire pump engines maintenance

•	Industrial Maintenance

Emergency Lighting Equipment Service – 8833

•	Elesco

Parking vendor

•	APPM Parking

Green wall and plant maintenance

•	Rana Creek

Fire alarm system

•	Red Hawk

Generator engines and fire pump engines maintenance

•	Valley Power

Schedule 2, Page 12

EXHIBIT D TO ASSIGNMENT AND ASSUMPTION AGREEMENT OF THE LEASES, SERVICE CONTRACTS, PERMITS, RECORDS, WARRANTIES AND INTANGIBLES

PERMITS

8800 West Sunset Boulevard

•	City of West Hollywood, Community Development Department, Development Permit 2012-038
•	City of West Hollywood, Community Development Department, Administrative Permit 2012-019
•	City of West Hollywood, Community Development Department, Amendment Permit 2012-044 to CUP 92-12
•	City of West Hollywood, Encroachment Permit and Covenant
•	City of West Hollywood, Community Development Department, Development Permit Amendment 14-0004 to Development Permit 2012-038
•	City of West Hollywood, Community Development Department, Development Permit Amendment (DVPA 15-0001) to Development Permit 2012-038 and Administrative Permit 2012-019
•	City of West Hollywood, Community Development Department, Comprehensive Sign Program SPC 012-008
•	City of West Hollywood, Community Development Department, Zone Clearance Permit 2019-0228

8833 West Sunset Boulevard

•	City of West Hollywood, Conditional Use Permit 2001-17
•	City of West Hollywood, Community Development Department, Development Permit 02-31
•	City of West Hollywood, Community Development Department, Administrative Permit 2004-03
•	City of West Hollywood, Community Development Department, Comprehensive Sign Permit 005-0012
•	City of West Hollywood, Community Development Department, Development Permit 2005-35
•	City of West Hollywood, Community Development Department, Administrative Permit 2005-42
•	City of West Hollywood, Community Development Department, Minor Parking Use Permit 2005-23

Schedule 2, Page 13

Schedule 3

“Foreign Person” Affidavit2

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [_______], that withholding of tax is not required upon the disposition of a U.S. real property interest by [TMC Realty, L.L.C., a Delaware limited liability company] [8831-8833 Sunset, LLC, a Delaware limited liability company], the undersigned hereby certifies the following:

[TMC Realty, L.L.C.,][[8831-8833 Sunset, LLC] is disregarded as separate from IAC/INTERACTIVECORP, a Delaware corporation (“Transferor”).

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

2.	[TMC Realty, L.L.C.] [8831-8833 Sunset, LLC] is a disregarded entity as such term is defined in Section 1.1445-2(b)(iii) of the Treasury Regulations and is disregarded as separate from Transferor for U.S. federal income tax purposes.

3.	Transferor is not a disregarded entity as such term is defined in Section 1.1445-2(b)(2)(iii) of the Treasury Regulations;

4.	Transferor’s Taxpayer Identification Number is 59-2712887; and

4.	Transferor’s office address is 555 West 18th Street, New York, NY 10011.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct, and complete

[signature page follows]

2 Conform for each Contributor (as shown in brackets).

Schedule 3, Page 1

Dated: _____________, 2020

IAC/INTERACTIVECORP

By:

Print Name:

Title:

Schedule 3, Page 2

Schedule 4

Notice to Tenants3

______________ ____, 2020

HAND DELIVERED

TO:	All Tenants at [8800 West Sunset Boulevard, West Hollywood, CA] [8833 West Sunset Boulevard]

RE:	Notification Regarding Change of Ownership

This letter is to notify you as a Tenant at [8800 West Sunset Boulevard, West Hollywood, CA] [8833 West Sunset Boulevard, West Hollywood, CA] (the “Property”), that the Property has been conveyed by [TMC Realty, L.L.C.] [8831-8833 Sunset, LLC] (“Contributor”), to [_______] (“Recipient”). As of the date hereof, Contributor's interest in your Lease has been assigned by Contributor to Recipient, and Recipient has assumed and agreed to perform all of the landlord's obligations under your Lease from and after the date of this letter. From the date of this letter, (i) all of your obligations under the Lease shall be performed to and for the benefit of Recipient and Recipient's successors and assigns, (ii) all of the obligations of the landlord under your Lease shall be the binding obligations of Recipient and Recipient's successors and assigns, and (iii) any and all unpaid rent as well as all future rent, or any other amounts due under the terms of your Lease, shall be directed [as follows:

TO: ____________________
ATTN: __________________
AT: _____________________]

[The balance of this page is intentionally left blank]

3 Conform for each Contributor (as shown in brackets).

Schedule 4, Page 1

[SIGNATURE PAGE TO TENANT NOTIFICATION LETTER]

CONTRIBUTOR:

[TMC Realty, L.L.C.] [8831-8833 Sunset, LLC]

By:
Signature

Print Name:

Title:

RECIPIENT:

[_________]

By:
Signature
Name:
Title:

Schedule 4, Page 2

Schedule 5

Certificate of Transfer

KNOW ALL MEN BY THESE PRESENTS, that [TMC Realty, L.L.C., a Delaware limited liability company] [8831-8833 Sunset, LLC, a Delaware limited liability company] (“Contributor”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, sell, grant, transfer, assign, and convey to [________] (“Recipient”), its successors and assigns, for its and their own use and benefit, forever, the following personal property presently located on the real estate located at 8800 and 8833 West Sunset Boulevard, West Hollywood, California, and more particularly described on Exhibit A attached hereto (the “Premises”): (i) all mechanical systems, fixtures, machinery and equipment comprising a part of or attached to or located upon or within the Premises, (ii) maintenance equipment and tools, if any, owned by Contributor and used exclusively or predominantly in connection with, and located in or at, the Premises; (iii) site plans, surveys, plans and specification, manuals and instruction materials, and floor plans in Contributor’s possession which relate to the Premises; (iv) pylons and other signs situated on or at the Premises; and (v) other tangible personal property owned by Contributor and used exclusively or predominantly in connection with, and located in or on, the Premises as of the date hereof (collectively, the “Personal Property”).

THE PERSONAL PROPERTY IS CONVEYED WITHOUT RECOURSE TO CONTRIBUTOR IN ITS AS IS, WHERE IS CONDITION AND CONTRIBUTOR HEREBY DISCLAIMS, AND RECIPIENT HEREBY WAIVES, ANY AND ALL WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE (WHETHER STATUTORY, EXPRESS OR IMPLIED) WITH RESPECT TO THE PERSONAL PROPERTY BEING TRANSFERRED BY THIS INSTRUMENT, except as provided in Section 8.1 of that certain Contribution Agreement, dated December [__], 2019, by and between Contributor and Match Group, Inc. (THE “CONTRIBUTION AGREEMENT”), SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 8.3 OF THE CONTRIBUTION AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Schedule 5, Page 1

IN WITNESS WHEREOF, Contributor and Recipient have caused this Certificate of Transfer to be executed as of the _____ day of ___________, 2020.

CONTRIBUTOR:

[TMC Realty, L.L.C.]

By:
Signature

Print Name:

Title:

[8831-8833 Sunset, LLC]

By:
Signature

Print Name:

Title:

RECIPIENT:

[_________]

By:
Signature
Name:
Title:

Schedule 5, Page 2

EXHIBIT A TO CERTIFICATE OF TRANSFER

LEGAL DESCRIPTION

[8800

Lots 10, 11, 12, 13, 14 and 15, and the easterly 60.00 feet of Lot 9 of the Cavanaugh Tract, in the City of West Hollywood, County of Los Angeles, State of California, as per Map recorded in Book 45 page 23 of Maps, in the Office of the County Records of said County.]

[8833

Lots 1, 2, 3 and 4 of Tract No. 7571, in the City of West Hollywood, County of Los Angeles, State of California, as per Map recorded in Book 142, page 98 of Maps, in the Office of the County Recorder of said County.]

Schedule 5, Page 3

Schedule 6

Amendment to Expedia, Inc. Lease

Schedule 6, Page 1

Schedule 7

Lease to IAC/InterActiveCorp

Schedule 7, Page 1

Schedule 8

Right of First Offer Agreement

Right of First Offer Agreement dated as of _________________, 2020, between [_________] having an address at 8750 N. Central Expressway, Suite 1400, Dallas, TX 75231 (“Offeror”) and IAC Holdings, Inc., a Delaware corporation having an address at 555 West 18th Street, New York, NY 10011 (“Offeree”).

Recitals

A.       Simultaneously with the execution and delivery of this Agreement, Offeree is conveying to Offeror the property located at 8800 West Sunset Boulevard, West Hollywood, CA (the “Property”) pursuant to Contribution Agreement dated December __, 2019 (the “Contribution Agreement”).

B.       Simultaneously with the execution and delivery of this Agreement, Offeror, as landlord, and Offeree, as tenant, are entering into that certain Office Lease, dated as of the date hereof (the “Lease”).

C.       In connection with the Contribution Agreement and the Lease, Offeror has agreed to provide Offeree with a right of first offer if Offeror desires to sell the Property on or before June 30, 2023.

Accordingly, Offeror and Offeree agree as provided in this Agreement.

1.             (a)       If at any time prior to the Expiration Date (as defined in the Lease), no Default (as defined in the Lease) is then existing under the Lease, if Offeror desires to sell Property to an unrelated third party, Offeror shall give notice thereof to Offeree, which notice shall include (i) an offer by Offeror to Offeree for Offeree (or Offeree’s Designee) to purchase the Property for an all cash purchase price set forth in Offeror’s notice, (ii) an agreement (the “New Agreement”) otherwise on substantially the same terms (and in the same form) as the Contribution Agreement (covering only the Property and with a closing date 30 days after the acceptance of the offer by Offeree, or the first business day thereafter), signed by Offeror and (iii) a copy of all of the documents referred to in the New Agreement. Offeree shall have the right, exercisable by notice from Offeree to Offeror within 60 days following receipt of Offeror’s notice (time being of the essence), to accept Offeror’s offer by signing, dating and returning to Offeror one copy of the New Agreement. If Offeree shall fail to timely exercise its option within such 60-day period, Offeree shall be deemed to waive its right to accept Offeror’s offer and shall no longer have any rights under this Agreement.

(b)       If Offeror fails (or has been deemed to have failed) to exercise its right of first offer, Offeror may sell the Property to any unrelated third party on any terms desired by Offeror, but if the net effective purchase price to be paid by said unrelated third party is less than ninety percent (90%)of the net effective purchase price set forth in Offeror’s notice delivered to Offeree, or if Offeror has not entered into a contract to sell the Property within 180 days following the end of the 60-day period set forth in subparagraph 1(a) of this Agreement, Offeror must (x) first offer to sell the Property to Offeree on the net effective purchase price offered to said unrelated third party and otherwise on the terms of the New Agreement or (y) if a contract was not entered into within said 180 days, first offer to sell the Property to Offeree as provided in this Agreement before selling the Property to any unrelated third party. If Offeree shall timely exercise Offeree’s rights under this Agreement, Offeror shall sell to Offeree, and Offeree shall purchase from Offeror, the Property in accordance with this Agreement.

Schedule 8, Page 1

(c)       Offeror shall not convey (excluding to a mortgagee in connection with a financing), or lease all or substantially all, of the Property to an unrelated third party that will not occupy the Property without first offering to sell the Property to Offeree in accordance with this Agreement. If the Property is conveyed or fully or substantially leased to an affiliate of Offeror prior to same being offered to Offeree pursuant to this Agreement, then that affiliate shall be required to comply with this Agreement. In addition to any other right or remedy of Offeree, any sale or lease of the Property in violation of this Agreement shall be null and void, of no force and effect and rescinded upon notice from Offeree until Offeror makes the offer required by this Agreement and such offer is not accepted by Offeree.

2.       Any notice or other communication under this Agreement must be in writing and shall be considered given when mailed by registered or certified mail, return receipt requested, to the respective party at its address in this Agreement, or another address designated by Offeror or Offeree by notice in accordance with this paragraph, or by email.

3.       Offeror and Offeree hereby waive trial by jury in any action or proceeding brought by either of them in connection with this Agreement.

4.       This Agreement: (a) contains a complete statement of all the arrangements between Offeror and Offeree with respect to the subject matter of this Agreement (and there are no representations, agreements, arrangements or understandings, oral or written, between Offeror and Offeree relating to the subject matter of this Agreement which are not fully expressed in this Agreement); (b) cannot be changed or terminated orally or in any manner other than by a written agreement signed and delivered by Offeror and Offeree; (c) shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement or any part of this Agreement to be drafted; (d) shall be governed by the law of the State in which the Property is located; (e) may not be recorded and any attempt to do so shall be of no effect whatsoever; and (f) may be signed in one or more counterparts. In the event of any litigation between Offeror and Offeree arising out of the obligations of the parties under this Agreement or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses in such litigation, including, without limitation, reasonable attorneys’ fees and expenses. In addition to the foregoing award of attorneys’ fees to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its reasonable attorneys’ fees incurred in any post judgment proceedings to collect or enforce the judgment.

[Balance of page blank; Signature page follows]

Schedule 8, Page 2

IN WITNESS WHEREOF, Offeror and Offeree have executed this Agreement as of the date written above.

[________________]

By:
Name:
Title:

IAC Holdings, Inc.

By:
Name:
Title:

Schedule 9

Owner’s Affidavit and Gap Indemnity

STATE OF ____________________    )

                                                                        ) ss:

COUNTY OF __________________     )

_____________________________, of _____________________________ (“Owner”), the Owner of the premises described in Title Commitment No. _______________ (the “Title Commitment”), and in consideration of First American Title Insurance Company (the “Company”) issuing its policy of title insurance insuring an interest in the real estate described therein (the “Property”), and being first duly sworn on oath, states as follows:

1.	That Owner’s possession of the Property has been peaceable and undisturbed, and that title to the Property has never been disputed or questioned.

2.	That no proceedings in bankruptcy or receivership have been instituted by or against the Owner within the last ten (10) years, and that the Owner has never made an assignment for the benefit of creditors.

3.	That there is not any action or proceeding now pending in any State or Federal Court in the United States, to which the Owner is a party, which could constitute a lien or charge upon the Property.

4.	That the Owner’s charter is in full force and effect and no proceeding is pending for its dissolution or annulment.

5.	That Owner is in sole possession of the Property, and that no other party has possession, or has a right of possession under any tenancy, lease or other agreement, written or oral, other than the following tenants: Expedia, Inc., Match Group, Inc., and Tinder, Inc. Further, unless noted on in this Paragraph 5, no tenant has any rights to the Property other than as tenants, nor any option or rights of first refusal to purchase the Property.

6.	That Owner has not contracted for, or been a party thereto, any labor to be supplied to the Property, or for any materials to be delivered thereto, or for any work, that might become the subject of a lien upon the Property and that has not been paid for.

7.	That there are no unrecorded mortgages, home improvement loans, chattel mortgages, retention of title agreements, agreements not to sell or encumber, or financing statements, which affect the Property or which affect any fixtures now installed in or on the Property.

8.	That none of the easements referred to in Schedule B of the Title Commitment have interfered with the beneficial use of the improvements erected on the Property.

9.	That the undersigned has received no notice that the covenants and restrictions contained in the Title Commitment have been violated.

AND Whereas, the Company is unwilling to issue said policy or policies until the closing instrument(s) under which the insured acquires an interest in said Property is/are filed for record in the appropriate recording office(s);

AND Whereas, the parties in the transaction have requested the Company to provide a so-called “New York Style Closing” which provides for the unconditional delivery of the closing instrument(s) between the parties and the passing of consideration therefore.

NOW THEREFORE it is agreed that in consideration of the Company issuing its policy or policies without making exception therein of matters which may arise between the most recent effective date of the title commitment (the last date upon which the search of title is effective) and the date the documents creating the interest being insured have been filed for record and which matters may constitute an encumbrance on or affect said title, the undersigned agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter to title (collectively, “objection(s) to title”) which may arise or be filed, as the case may be, against the captioned Property during the period of time between the most recent effective date of Title Commitment and date of recording of all closing instruments caused by or relating to the undersigned, and to hold harmless and indemnify the Company against all expenses, costs and reasonable attorneys fees which may arise out of its failure to so remove, bond or otherwise dispose of any said objection(s) to title.

[Signature Page Follows]

___________________________________

Name: _____________________________

not personally but solely as _____________

of _________________________________

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California                                 )

County of ______________________ )

On _________________________, before me,                                                                                             ,                                                                                                                        (insert name of notary)

Notary Public, personally appeared                                                                                           , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                                                       (Seal)